Exhibit 99.1
TaskUs Announces Fiscal Second Quarter 2025 Results
NEW BRAUNFELS, Texas, August 7, 2025 — TaskUs, Inc. (Nasdaq: TASK), a leading provider of outsourced digital services and next-generation customer experience to the world’s most innovative companies, today announced its results for the second quarter ended June 30, 2025. The Company will post an Excel-based financial metrics file on its investor relations website later today.
•Total revenues of $294.1 million, 23.6% year-over-year growth.
•Net income of $20.0 million, net income margin of 6.8%.
•Adjusted Net Income of $39.7 million, Adjusted Net Income margin of 13.5%.
•Diluted EPS of $0.22, Adjusted EPS of $0.43.
•Adjusted EBITDA of $65.0 million, Adjusted EBITDA margin of 22.1%.
•Net cash provided by operating activities of $17.0 million, Free Cash Flow of $38.0 thousand and 0.1% conversion of Adjusted EBITDA to Free Cash Flow. Adjusted Free Cash Flow of $6.5 million and 10.0% conversion of Adjusted EBITDA to Adjusted Free Cash Flow.
Second Quarter 2025 Financial and Frontline Highlights

($ in thousands, except per share amounts)	Three months ended June 30,			Six months ended June 30,
	2025	2024	% Change	2025	2024	% Change
Service revenue	$294,086	$237,928	23.6%	$571,878	$465,398	22.9%
Net income	$20,047	$12,598	59.1%	$41,195	$24,312	69.4%
Net income margin	6.8%	5.3%		7.2%	5.2%
Adjusted Net Income	$39,697	$28,635	38.6%	$75,635	$55,907	35.3%
Adjusted Net Income margin	13.5%	12.0%		13.2%	12.0%
Diluted EPS	$0.22	$0.14	57.1%	$0.44	$0.27	63.0%
Adjusted EPS	$0.43	$0.31	38.7%	$0.81	$0.61	32.8%
Adjusted EBITDA	$64,952	$51,252	26.7%	$124,224	$101,857	22.0%
Adjusted EBITDA margin	22.1%	21.5%		21.7%	21.9%
Net cash provided by operating activities	$17,009	$30,034	(43.4)%	$53,285	$81,211	(34.4)%
Free Cash Flow	$38	$25,518	(99.9)%	$21,834	$73,123	(70.1)%
Conversion of Adjusted EBITDA to Free Cash Flow	0.1%	49.8%		17.6%	71.8%
Adjusted Free Cash Flow	$6,518	$25,518	(74.5)%	$28,956	$73,123	(60.4)%
Conversion of Adjusted EBITDA to Adjusted Free Cash Flow	10.0%	49.8%		23.3%	71.8%
•All three service lines delivered double-digit year-over-year revenue growth in Q2.
•AI Services remained TaskUs’ fastest growing service line for the second quarter in a row.
•Trust + Safety year-over-year revenue growth remained strong at nearly 30%.
•Announced Strategic Partnerships with Decagon and Regal to accelerate Agentic AI-Powered Customer Experience.
•Ended the second quarter of 2025 with 60,400 teammates.

About TaskUs
TaskUs is a leading provider of outsourced digital services and next-generation customer experience to the world’s most innovative companies, helping its clients represent, protect and grow their brands. Leveraging a cloud-based infrastructure, TaskUs serves clients in the fast-growing sectors, including social media, e-commerce, gaming, streaming media, food delivery and ride-sharing, technology, financial services and healthcare. As of June 30, 2025, TaskUs had a worldwide headcount of approximately 60,400 people across 30 locations in 13 countries, including the United States, the Philippines, and India.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, and further include, without limitation, statements reflecting our current views with respect to, among other things, our operations, our financial performance, our industry, the impact of the macroeconomic environment on our business, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “would,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates,” “position us” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to: risks relating to the proposed merger we announced on May 8, 2025, including the risk that the proposed merger may not be completed on the terms or timeline currently contemplated or at all; the risk of loss of business or non-payment from clients; our failure to cost-effectively acquire new clients; the risk that we may provide inadequate service or cause disruptions in our clients’ businesses or fail to comply with the quality standards required by our clients under our agreements; our inability to anticipate clients’ needs by adapting to market and technology trends; utilization of artificial intelligence by our clients or our failure to incorporate artificial intelligence into our operations; unauthorized or improper disclosure of personal or other sensitive information, or security breaches and incidents; negative publicity or liability or difficulty recruiting and retaining employees; our failure to detect and deter criminal or fraudulent activities or other misconduct by our employees or third parties; global economic and political conditions, especially in the social media and meal delivery and transport industries from which we generate significant revenue; the dependence of our business on our international operations, particularly in the Philippines and India; our failure to comply with applicable data privacy and security laws and regulations; fluctuations against the U.S. dollar in the local currencies in the countries in which we operate; our inability to maintain and enhance our brand; competitive pricing pressure; our dependence on senior management and key employees; increases in employee expenses and changes to labor laws; failure to attract, hire, train and retain a sufficient number of skilled employees to support operations; our inability to effectively expand our operations into countries or industries in which we have no prior operating experience and in which we may be subject to increased business, economic and regulatory risks; reliance on owned and third-party technology and computer systems; failure to maintain asset utilization levels, price appropriately and control costs; the control of affiliates of Blackstone Inc. and our Co-Founders over us; the dual class structure of our common stock; and the volatility of the market price of our Class A common stock. Additional risks and uncertainties include but are not limited to those described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2025, as such factors have been and may be further updated from time to time in our filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s SEC filings. TaskUs undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Measures
TaskUs supplements results reported in accordance with United States generally accepted accounting principles (“GAAP”), with non-GAAP financial measures, such as Adjusted Net Income, Adjusted Net Income Margin, Adjusted Earnings Per Share, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Free Cash Flow, Conversion of Adjusted EBITDA to Free Cash Flow and Conversion of Adjusted EBITDA to Adjusted Free Cash Flow. Management believes these measures help illustrate underlying trends in TaskUs’ business and uses the measures to establish budgets and operational goals, communicate internally and externally, and manage TaskUs’ business and evaluate its performance. Management also believes that certain of these measures help investors compare TaskUs’ operating performance with its results in prior periods or assess liquidity. TaskUs anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude the impact of certain costs, losses and gains that are required to be included in our profit and loss measures under GAAP. Because TaskUs’ reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within TaskUs’ industry. Consequently, TaskUs’ non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in TaskUs’ consolidated financial statements, which are prepared in accordance with GAAP. Definitions of non-GAAP financial measures and the reconciliations to the most directly comparable measures in accordance with GAAP are provided in subsequent sections of this press release narrative and supplemental schedules.

Investor Contact
Trent Thrash
IR@taskus.com
Media Contact
Ramya Kumaraswamy
mediainquiries@taskus.com

TaskUs, Inc.
Condensed Consolidated Statements of Income (unaudited)
(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Service revenue	$294,086	$237,928	$571,878	$465,398
Operating expenses:
Cost of services	180,568	143,876	351,749	279,287
Selling, general and administrative expense	68,406	56,276	125,830	109,180
Depreciation	9,867	9,978	19,870	20,767
Amortization of intangible assets	4,997	4,982	9,973	9,967
Loss (gain) on disposal of assets	(114)	94	(144)	(83)
Total operating expenses	263,724	215,206	507,278	419,118
Operating income	30,362	22,722	64,600	46,280
Other income, net	(1,327)	(2,703)	(1,500)	(2,905)
Financing expenses	4,635	5,490	9,298	11,028
Income before income taxes	27,054	19,935	56,802	38,157
Provision for income taxes	7,007	7,337	15,607	13,845
Net income	$20,047	$12,598	$41,195	$24,312
Net income per common share:
Basic	$0.22	$0.14	$0.46	$0.27
Diluted	$0.22	$0.14	$0.44	$0.27
Weighted-average number of common shares outstanding:
Basic	89,493,215	88,331,992	89,766,782	88,563,601
Diluted	92,576,805	91,629,930	93,116,173	91,739,908

TaskUs, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$181,916	$192,166
Accounts receivable, net of allowance for credit losses of $1,635 and $1,299, respectively	231,442	198,996
Income tax receivable	424	912
Prepaid expenses and other current assets	57,347	43,278
Total current assets	471,129	435,352
Noncurrent assets:
Property and equipment, net	86,545	66,775
Operating lease right-of-use assets	59,980	47,334
Deferred tax assets	9,577	8,431
Intangibles	163,505	172,525
Goodwill	219,539	216,791
Other noncurrent assets	8,002	6,090
Total noncurrent assets	547,148	517,946
Total assets	$1,018,277	$953,298
Liabilities and Shareholders’ Equity
Liabilities:
Current liabilities:
Accounts payable and accrued liabilities	$57,392	$53,403
Accrued payroll and employee-related liabilities	60,628	54,160
Current portion of debt	18,184	14,809
Current portion of operating lease liabilities	20,530	16,087
Current portion of income tax payable	5,829	9,839
Deferred revenue	3,462	3,727
Total current liabilities	166,025	152,025
Noncurrent liabilities:
Income tax payable	8,984	6,496
Long-term debt	231,421	241,357
Operating lease liabilities	42,778	32,946
Accrued payroll and employee-related liabilities	7,523	6,425
Deferred tax liabilities	16,994	17,046
Other noncurrent liabilities	2	84
Total noncurrent liabilities	307,702	304,354
Total liabilities	473,727	456,379
Total shareholders’ equity	544,550	496,919
Total liabilities and shareholders’ equity	$1,018,277	$953,298

TaskUs, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
(in thousands)

	Six months ended June 30,
	2025	2024
Cash flows from operating activities:
Net income	$41,195	$24,312
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	19,870	20,767
Amortization of intangibles	9,973	9,967
Amortization of debt financing fees	298	298
Gain on disposal of assets	(144)	(83)
Provision for (benefit from) credit losses	492	(259)
Unrealized foreign exchange losses on forward contracts	—	3,463
Deferred taxes	(3,144)	(1,364)
Stock-based compensation expense	17,056	21,356
Changes in operating assets and liabilities:
Accounts receivable	(31,333)	1,352
Prepaid expenses and other current assets	(6,478)	(4,740)
Operating lease right-of-use assets	9,862	7,796
Other noncurrent assets	(1,771)	(338)
Accounts payable and accrued liabilities	2,402	(34)
Accrued payroll and employee-related liabilities	5,055	10,275
Operating lease liabilities	(8,327)	(8,166)
Income tax payable	(1,357)	(2,913)
Deferred revenue	(283)	(333)
Other noncurrent liabilities	(81)	(145)
Net cash provided by operating activities	53,285	81,211
Cash flows from investing activities:
Purchase of property and equipment	(31,451)	(8,088)
Net cash used in investing activities	(31,451)	(8,088)
Cash flows from financing activities:
Payments for deferred business acquisition consideration	(150)	(144)
Payments on long-term debt	(6,750)	(3,375)
Proceeds from employee stock plans	7,127	2,051
Payments for taxes related to net share settlement	(5,937)	(2,074)
Payments for stock repurchases	(27,783)	(15,072)
Net cash used in financing activities	(33,493)	(18,614)
Increase (decrease) in cash and cash equivalents	(11,659)	54,509
Effect of exchange rate changes on cash	1,409	(9,152)
Cash and cash equivalents at beginning of period	192,166	125,776
Cash and cash equivalents at end of period	$181,916	$171,133

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted EBITDA (unaudited)
(in thousands, except margin amounts)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net income	$20,047	$12,598	$41,195	$24,312
Provision for income taxes	7,007	7,337	15,607	13,845
Financing expenses	4,635	5,490	9,298	11,028
Depreciation	9,867	9,978	19,870	20,767
Amortization of intangible assets	4,997	4,982	9,973	9,967
EBITDA	$46,553	$40,385	$95,943	$79,919
Transaction costs(1)	10,164	—	10,164	—
Operational efficiency costs(2)	924	—	1,227	—
Foreign currency losses (gains)(3)	139	(1,312)	1,449	(298)
Loss (gain) on disposal of assets	(114)	94	(144)	(83)
Severance costs(4)	156	—	835	487
Litigation costs(5)	—	2,318	—	2,618
Stock-based compensation expense(6)	8,428	11,128	17,646	21,692
Interest income(7)	(1,298)	(1,361)	(2,896)	(2,478)
Adjusted EBITDA	$64,952	$51,252	$124,224	$101,857
Net Income Margin(8)	6.8%	5.3%	7.2%	5.2%
Adjusted EBITDA Margin(8)	22.1%	21.5%	21.7%	21.9%
(1) Represents non-recurring professional service fees related to the take-private transaction that have been expensed during the period.
(2) Represents professional service fees related to certain efforts to enhance efficiency of client delivery and operations support.
(3) Realized and unrealized foreign currency losses and gains include the effect of fair market value changes of forward contracts not designated as hedging instruments and remeasurement of U.S. dollar-denominated accounts to foreign currency.
(4) Represents severance payments as a result of certain cost optimization measures we undertook during the period to restructure support roles.
(5) Represents only those litigation costs that are considered non-recurring and outside of the ordinary course of business.
(6) Represents stock-based compensation expense, as well as associated payroll tax.
(7) Represents interest earned on short-term savings, time-deposits and money market funds.
(8) Net Income Margin represents net income divided by service revenue and Adjusted EBITDA Margin represents Adjusted EBITDA divided by service revenue.

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted Net Income (unaudited)
(in thousands, except margin amounts)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net income	$20,047	$12,598	$41,195	$24,312
Amortization of intangible assets	4,997	4,982	9,973	9,967
Transaction costs(1)	10,164	—	10,164	—
Operational efficiency costs(2)	924	—	1,227	—
Foreign currency losses (gains)(3)	139	(1,312)	1,449	(298)
Loss (gain) on disposal of assets	(114)	94	(144)	(83)
Severance costs(4)	156	—	835	487
Litigation costs(5)	—	2,318	—	2,618
Stock-based compensation expense(6)	8,428	11,128	17,646	21,692
Tax impacts of adjustments(7)	(5,044)	(1,173)	(6,710)	(2,788)
Adjusted Net Income	$39,697	$28,635	$75,635	$55,907
Net Income Margin(8)	6.8%	5.3%	7.2%	5.2%
Adjusted Net Income Margin(8)	13.5%	12.0%	13.2%	12.0%
(1) Represents non-recurring professional service fees related to the take-private transaction that have been expensed during the period.
(2) Represents professional service fees related to certain efforts to enhance efficiency of client delivery and operations support.
(3) Realized and unrealized foreign currency losses and gains include the effect of fair market value changes of forward contracts not designated as hedging instruments and remeasurement of U.S. dollar-denominated accounts to foreign currency.
(4) Represents severance payments as a result of certain cost optimization measures we undertook during the period to restructure support roles.
(5) Represents only those litigation costs that are considered non-recurring and outside of the ordinary course of business.
(6) Represents stock-based compensation expense, as well as associated payroll tax.
(7) Represents tax impacts of adjustments to net income which resulted in a tax benefit during the period, including stock-based compensation expense, transaction costs, operational efficiency costs, and litigation costs. After these adjustments, we applied a non-GAAP effective tax rate of 25.8% and 25.5% for the three months ended June 30, 2025 and 2024, respectively, and 25.7% and 26.4% for the six months ended June 30, 2025 and 2024, respectively, to non-GAAP income before income taxes.
(8) Net Income Margin represents net income divided by service revenue and Adjusted Net Income Margin represents Adjusted Net Income divided by service revenue.

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted EPS (unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
GAAP diluted EPS	$0.22	$0.14	$0.44	$0.27
Per share adjustments to net income(1)	0.21	0.17	0.37	0.34
Adjusted EPS	$0.43	$0.31	$0.81	$0.61

Weighted-average common shares outstanding – diluted	92,576,805	91,629,930	93,116,173	91,739,908
(1) Reflects the aggregate adjustments made to reconcile net income to Adjusted Net Income, as noted in the above table, divided by the GAAP diluted weighted-average number of shares outstanding for the relevant period.

TaskUs, Inc.
Non-GAAP Reconciliations
Free Cash Flow (unaudited)
(in thousands, except percentages)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$17,009	$30,034	$53,285	$81,211
Purchase of property and equipment	(16,971)	(4,516)	(31,451)	(8,088)
Free Cash Flow	$38	$25,518	$21,834	$73,123
Payment for transaction costs	2,547	—	2,547	—
Payment for litigation costs	2,706	—	3,348	—
Payment for operational efficiency costs	1,227	—	1,227	—
Adjusted Free Cash Flow	$6,518	$25,518	$28,956	$73,123
Conversion of Adjusted EBITDA to Free Cash Flow(1)	0.1%	49.8%	17.6%	71.8%
Conversion of Adjusted EBITDA to Adjusted Free Cash Flow(1)	10.0%	49.8%	23.3%	71.8%
(1) Conversion of Adjusted EBITDA to Free Cash Flow represents Free Cash Flow divided by Adjusted EBITDA Conversion of Adjusted EBITDA to Adjusted Free Cash Flow represents Adjusted Free Cash Flow divided by Adjusted EBITDA.
Definitions of Non-GAAP Metrics
EBITDA and Adjusted EBITDA
EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the benefit from or provision for income taxes, financing expenses, depreciation, and amortization of intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).
Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our business on a period-over-period basis or with other businesses. During the periods presented, we excluded from Adjusted EBITDA operational efficiency costs, the effect of foreign currency gains and losses, gains and losses on disposals of assets, certain severance costs, certain non-recurring litigation costs, stock-based compensation expense and associated employer payroll tax and interest income, which include costs that are required to be expensed in accordance with GAAP. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Adjusted EBITDA Margin represents Adjusted EBITDA divided by service revenue.
Adjusted Net Income
Adjusted Net Income is a non-GAAP profitability measure that represents net income or loss for the period before the impact of amortization of intangible assets and certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we excluded from Adjusted Net Income amortization of intangible assets, operational efficiency costs, the effect of foreign currency gains and losses, gains and losses on disposals of assets, certain severance costs, certain non-recurring litigation costs, stock-based compensation expense and associated employer payroll tax and the related effect on income taxes of certain pre-tax adjustments, which include costs that are required to be expensed in accordance with GAAP. Our management believes that the inclusion of supplementary adjustments to net income applied in presenting Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Adjusted Net Income Margin represents Adjusted Net Income divided by service revenue.

Adjusted EPS
Adjusted EPS is a non-GAAP profitability measure that represents earnings available to shareholders excluding the impact of certain items that are considered to hinder comparison of the performance of our business on a period-over-period basis or with other businesses. Adjusted EPS is calculated as Adjusted Net Income divided by our diluted weighted-average number of shares outstanding. Our management believes that the inclusion of supplementary adjustments to earnings per share applied in presenting Adjusted EPS are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Free Cash Flow
Free Cash Flow is a non-GAAP liquidity measure that represents our ability to generate additional cash from our business operations. Free Cash Flow is calculated as net cash provided by operating activities in the period minus cash used for purchase of property and equipment in the period. Our management believes that the inclusion of this non-GAAP measure, when considered with our GAAP results, provides management and investors with an additional understanding of our ability to generate additional cash for ongoing business operations and other capital deployment.
Adjusted Free Cash Flow is a non-GAAP liquidity measure that represents Free Cash Flow before the payments for transaction costs, operational efficiency costs and certain litigation costs that are considered non-recurring and outside of the ordinary course of business, which would hinder comparison of the performance of our business on a period-over-period basis or with other businesses. Our management believes that the inclusion of these supplementary adjustments to Free Cash Flow are appropriate to provide additional information to investors about these unusual items that we do not expect to continue at the same level in the future.
Conversion of Adjusted EBITDA to Free Cash Flow represents Free Cash Flow divided by Adjusted EBITDA. Conversion of Adjusted EBITDA to Adjusted Free Cash Flow represents Adjusted Free Cash Flow divided by Adjusted EBITDA.